EXHIBIT 5.1
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September 23, 2004

LocatePLUS Holdings Corporation
100 Cummings Center, Suite 235M
Beverly, Massachusetts 01915

            RE:  LOCATEPLUS HOLDINGS CORPORATION - REGISTRATION STATEMENT ON
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                 FORM SB-2/A
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Ladies and Gentlemen:

         We have acted as special counsel to LocatePLUS Holdings Corporation (the "Corporation") in connection with the preparation of Registration Statement 333-117522 on Form SB-2/A filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed resale of up to 12,820,000 shares of the Corporation's Class A Voting Common Stock, par value $0.01 per share (the "Common Stock").

         You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, and we have examined the Corporation's Amended and Restated Certificate of Incorporation, as amended to date, the Corporation's By-laws, as amended to date, and the applicable minutes and resolutions of the Corporation's Board of Directors and stockholders. We have also examined such other documents, certificates, instruments and corporate records as we have deemed necessary or appropriate for the purpose of this opinion. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions. Our opinion in paragraph 1 below, insofar as it relates to the certain Selling Stockholder's shares being fully paid, is based solely on a certificate of an officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

         Based upon the foregoing, we are of the opinion that:

            1. the issued and outstanding shares of Common Stock to be sold by NFC Corporation are validly issued, fully paid and non-assessable;

            2. the shares to be issued upon exercise of the Warrant (as defined in the Registration Statement) have been duly authorized, and when issued pursuant to and in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable; and

            3. the shares to be issued upon conversion of the Note (as defined in the Registration Statement) have been duly authorized, and when issued, will be validly issued, fully paid and non-assessable.
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LocatePLUS Holdings Corporation
September 23, 2004
Page 2 of 2



            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters." In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                           Very truly yours,



                                           /s/ KIRKPATRICK & LOCKHART LLP
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                                           KIRKPATRICK & LOCKHART LLP